UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
  __________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 25, 2017
  __________________
UNITED RENTALS, INC.
UNITED RENTALS (NORTH AMERICA), INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-14387	06-1522496
Delaware	001-13663	86-0933835
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 First Stamford Place, Suite 700
Stamford, Connecticut	06902
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (203) 618-7255

(Former name or former address if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition.
On January 25, 2017, United Rentals, Inc. (the “Company”) issued a press release reporting its results of operations for the quarter and year ended December 31, 2016. A copy of the press release is being furnished with this report as Exhibit 99.1.

Item 7.01.    Regulation FD Disclosure.
Certain information concerning our business, financial results and 2017 outlook that the Company expects to use at certain investor meetings and presentations can be accessed currently on the Company’s website, www.unitedrentals.com. Such information will be maintained on the Company’s website for at least the period of its use at such meetings and presentations or until superseded by more current information.
The presentation includes certain financial measures - free cash flow, earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA and adjusted earnings per share (“adjusted EPS”) - that are “non-GAAP financial measures” as defined under the rules of the Securities and Exchange Commission. Free cash flow represents net cash provided by operating activities, less purchases of rental and non-rental equipment plus proceeds from sales of rental and non-rental equipment, and excess tax benefits from share-based payment arrangements. EBITDA represents the sum of net income, provision for income taxes, interest expense, net, depreciation of rental equipment and non-rental depreciation and amortization. Adjusted EBITDA represents EBITDA plus the sum of the merger related costs, restructuring charge, stock compensation expense, net, and the impact of the fair value mark-up of acquired RSC fleet. Adjusted EPS represents EPS plus the sum of the merger related costs, restructuring charge, the impact on interest expense related to the fair value adjustment of acquired RSC indebtedness, the impact on depreciation related to acquired RSC fleet and property and equipment, the impact of the fair value mark-up of acquired RSC fleet, merger related intangible asset amortization, asset impairment charge and the loss on repurchase/redemption of debt securities and amendment of ABL facility.
The presentation includes reconciliations of these non-GAAP financial measures to their nearest generally accepted accounting principles financial measures. The Company believes that: (i) free cash flow provides useful additional information concerning cash flow available to meet future debt service obligations and working capital requirements; (ii) EBITDA and adjusted EBITDA provide useful information about operating performance and period-over-period growth; and (iii) adjusted EPS provides useful information concerning future profitability. However, none of these measures should be considered as alternatives to net income, cash flows from operating activities or earnings per share under GAAP as indicators of operating performance or liquidity.

Item 8.01.    Other Events.
On January 25, 2017, United Rentals (North America), Inc. (“URNA”), a Delaware corporation and a wholly-owned Subsidiary of the Company, entered into an Agreement and Plan of Merger with NES Rental Holdings II, Inc. (“NES”), a Delaware corporation, and UR Merger Sub II Corporation, a Delaware corporation and wholly-owned subsidiary of the Company, providing for the merger of Merger Sub with and into NES (the “Merger”), with NES surviving the Merger as a wholly-owned subsidiary of the Company.
On January 25, 2017, the Company issued a press release announcing the entry into the Merger Agreement and providing information regarding the Merger. The press release is attached as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

99.1 Press Release of United Rentals, Inc., announcing earnings
99.2 Press Release of United Rentals, Inc., announcing entry into merger agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 25, 2017

UNITED RENTALS, INC.

By:	/S/ Craig A. Pintoff
Name: Craig A. Pintoff
Title: Senior Vice President and General Counsel

UNITED RENTALS (NORTH AMERICA), INC.

By:	/S/ Craig A. Pintoff
Name: Craig A. Pintoff
Title: Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of United Rentals, Inc., announcing earnings

99.2	Press Release of United Rentals, Inc., announcing entry into merger agreement